EXHIBIT 10.1

PATENT LICENSE ASSET PURCHASE AGREEMENT

THIS PATENT LICENSE ASSET PURCHASE AGREEMENT (the “Agreement”) is made this 15th day of December 2016, (the “Effective Date”) by and between Nexeon MedSystems Inc. a Nevada corporation, (the “Company”), and William M. Rosellini, an individual, (“Rosellini”) (collectively the “Parties”).

RECITALS

WHEREAS, Rosellini currently owns a Patent License obtained from Magnus IP GmbH, a German corporation, (the “License”); and

WHEREAS, Rosellini wishes to sell and assign the License to the Siemens Patents and the Company wishes to acquire the License.

NOW THEREFORE, in consideration of the transfer of the License to the Company and the Company’s restricted Common Stock being issued to Rosellini along with other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Company and Rosellini hereby agree as follows:

1.	(a) Rosellini hereby sells, assigns, and transfers unto the Company, any and all of his right, title and interest, in and to the License owned by him related to the Siemens Patents. The License is attached hereto as Exhibit “A” and by this reference is made a part hereof and incorporated herein.

(b) In consideration of 1(a) herein above the Company shall pay to Rosellini the sum of three million one hundred nineteen thousand dollars ($3,119,000) in the form of $140,000 in cash and 2,860,000 shares of the Company’s restricted Common Stock.

2.	Rosellini Representations and Warranties. Rosellini hereby represents and warrants:

i)   that he has the legal right and authority to execute this Agreement, and to validly assign their entire interest in and to the License to the Company and that there are no liens, claims or encumbrances against the License, and

ii)   that he has not executed any other agreement that would conflict with the terms of this Agreement, nor shall he execute any such agreement in the future.

3.	Further Actions. Rosellini hereby agrees to execute any further agreements and to take any further actions necessary to aid the Company in perfecting its interest in the License and in enforcing any and all protections or privileges deriving from the licensed patents.

4.	Governing Law. This Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of Nevada, without regard to conflicts of law principles.

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5.	Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

6.	Severability. If any part or parts of this Agreement shall be held unenforceable for any reason, the remainder of this Agreement shall continue in full force and effect. If any provision of this Agreement is deemed invalid or unenforceable by any court of competent jurisdiction, and if limiting such provision would make the provision valid, then such provision shall be deemed to be construed as so limited.

7.	Headings. The headings for section herein are for convenience only and shall not affect the meaning of the provisions of this Agreement.

8.	Entire Agreement. This Agreement constitutes the entire agreement between the Company and Rosellini, and supersedes any prior understanding or representation of any kind preceding the date of this Agreement. There are no other promises, conditions, understandings or other agreements, whether oral or written, relating to the subject matter of this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed the day and year first above written.

COMPANY:	ROSELLINI:

Nexeon MedSystems Inc.	William M Rosellini

/s/ Ronald Conquest	/s/ William M Rosellini
Name: Ronald Conquest Its: COO	Name: William M Rosellini

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EXHIBIT A

Magnus License

1

LICENSE AGREEMENT

This License Agreement (this “Agreement”) is made and entered into as of September 29, 2016 (the “Effective Date”) by and between Magnus IP GmbH, incorporated and existing under the laws of Germany, with its registered office at Barer Strasse 9, D-80333 München (“Licensor”) and Will Rosellini, a Puerto Rican resident, residing at 77 Arrecife, Dorado, PR 00646 (“Licensee”). Licensor and Licensee are individually referred to herein as a “Party,” and collectively as the “Parties.”

WITNESSETH

WHEREAS, Licensor owns the Licensed Patents (as defined below);

WHEREAS, Licensee is engaged in the business of researching and developing, marketing and selling Licensed Products (as defined below);

WHEREAS, Licensee desires to license the Licensed Patents and Licensor agrees to license the Licensed Patents to Licensee, pursuant to the terms and conditions hereinafter set forth;

WHEREAS, the Licensed Patents include "Necessary Claims" as defined in the Zigbee Alliance Intellectual Property Rights Policy (“Zigbee IPR”);

WHEREAS, the Parties have negotiated and agree that the terms and conditions set forth herein constitute a RAND License in compliance with the Zigbee IPR.

NOW, THEREFORE, in consideration of the above premises and mutual covenants hereinafter contained, the Parties agree as follows:

SECTION 1: DEFINITIONS

As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to a Party, any Person that directly or indirectly, Controls, is Controlled by or is under common Control with such Party. For purposes of this Agreement, “Control” of an entity means ownership, directly or indirectly, of fifty percent (50%) or more of the voting equity of such entity or, in the case of a non-corporate entity, equivalent interests. Notwithstanding the foregoing, with respect to Licensee, the term “Affiliate” excludes any Person (i) that would solely be an Affiliate of Licensee due to the fact that such Person is a Licensee investor, equity or other interest holder (a “Licensee Investor”) or is a Person Controlled by, Controlling or under common Control with a Licensee Investor; or (ii) that is a party to a pending patent infringement claim or lawsuit filed by Licensor with respect to any of the Licensed Patents at such time, following the Effective Date, as the Person falls within the definition of Affiliate. For the avoidance of doubt, as of the Effective Date, Rosellini Scientific Benelux, SPRL and Nexeon Medsystems, Inc. are Affiliates of Licensee.

“Covered Third Party Products” means (i) Third Party products provided to a Licensee and/or its Affiliates for the benefit of Licensee and/or its Affiliates and constituting a component or element of a Licensed Product; and (ii) Third Party products and services that include as an essential element thereof a Licensed Product.

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“Licensee Third Parties” means, vendors, suppliers, distributors, contractors, customers and end-users of Licensee and its Affiliates with respect to the Licensed Products.

“Licensed Patents” means (i) the Patents listed on the attached Exhibit A; (ii) all divisions, continuations, continuations-in-part, reissues and reexaminations or extensions of the Patents listed in (i) (whether U.S. or foreign); and (iii) no others. Licensed Patents does not include any Patents owned or controlled by any Affiliate of Licensor.

“Licensed Products” means any medical device, system, or method designed, developed, marketed, and sold by Licensee that, in the absence of this Agreement, would infringe at least one claim of the Licensed Patents.

“Patents” means (i) all classes and/or types of patents throughout the world, including utility patents, utility models, design patents, invention certificates, reexamination certificates, reissues and renewals as well as foreign equivalents thereof; and (ii) all applications (including provisional and non-provisional applications), continuations, divisionals, continuations-in-part, reissues, renewals, re-examinations, as well as foreign equivalents thereof. The term “Patents” does not include any copyrights, trademarks, mask work rights, or trade secret rights. The term “Patent” may be used to refer to one of such Patents.

“Person” means a trust, corporation, partnership, joint venture, limited liability company, association, unincorporated organization or other legal entity.

“Third Party” means any Person other than a Party to this Agreement or its Affiliates.

SECTION 2: LICENSES AND RELEASE

2.1.          License. Subject to the compliance by Licensee and its Affiliates with the terms and conditions of this Agreement, and effective from the Effective Date, Licensor hereby grants to Licensee and its Affiliates, a non-exclusive, non-transferable, non-assignable without the right to sublicense worldwide license under the Licensed Patents, to make, have made, use, import, export, distribute, sell, offer for sale, develop and advertise Licensed Products. In addition, subject to the compliance by Licensee and its Affiliates with the terms and conditions of this Agreement, and effective from the Effective Date, Licensor hereby grants to the Licensee Third Parties a non-exclusive, non-transferable, non-assignable without the right to sublicense worldwide license under the Licensed Patents, to make, have made, use, import, export, distribute, sell, offer for sale, develop and advertise Licensed Products only. For the avoidance of doubt, the licenses granted in this Section 2.1 shall not extend to any product, device or system of any Third Party other than Covered Third Party Products.

2.2.          Release. Subject to the compliance by Licensee and its Affiliates with the terms and conditions of this Agreement, Licensor hereby irrevocably releases and absolutely discharges Licensee, its Affiliates and Licensee Third Parties regarding the Licensed Products prior to the Effective Date of this Agreement, including those Claims that are unknown, unanticipated or unsuspected or that may hereafter arise as a result of the discovery of new and/or additional facts.

2.3.          No Other Rights / No Exhaustion. No rights or covenants are granted under any Patents except as expressly provided herein, whether by implication, estoppel or otherwise. No right to grant covenants, rights, sublicenses, or to become a foundry for Third Parties is granted under this Agreement. The Parties agree that, except as explicitly set forth herein, the licenses and release set forth in this Agreement expressly exclude any products, devices or systems of any Third Party. The Parties further agree that, except as expressly provided herein, this Agreement does not limit in any manner Licensor’s rights to enjoin, control or extract royalties with respect to products, devices or systems of any Third Party.

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SECTION 3: MONETARY CONSIDERATION

3.1.          Sales; Royalties. As further monetary consideration for the licenses and release granted by Licensor hereunder, in addition to all of the other consideration provided for in this Agreement, Licensee shall pay Licensor royalties (“Royalties”) equal to the Royalty Rate (as defined below) of Net Sales (as defined below) of all Licensed Products sold, licensed, leased or otherwise disposed of (any of the foregoing, a “Sale”) by or on behalf of Licensee and its Affiliates.

For the purposes hereof:

“Royalty Rate” shall mean six percent (6%).

“Net Sales” shall mean the gross amount invoiced by Licensee or any of its Affiliates for Sales of Licensed Products, less, without duplication, the sum of the following: (a) reasonable discounts, rebates, allowances or price adjustments actually granted; (b) sales, value added, use, consumption, excise and/or similar taxes actually incurred; and (c) amounts refunded, credited or allowed on returns for, or rejections of, Licensed Products.

3.2.          Reporting; Future Payments. Licensee shall provide to Licensor within thirty (30) calendar days of the end of each fiscal year (commencing upon the first year in which Net Sales reach $1M or more): (i) an executed certification from Licensee attesting to the fact that during such year there were no Sales of Licensed Products by or on behalf of Licensee or its Affiliates; or (ii) a royalty report in the form attached hereto as Exhibit B (the “Royalty Report”) stating, inter alia, the type and total number of units of Licensed Products Sold through the end of the relevant fiscal quarter, the Net Sales per unit of each unit, Net Sales generated therefrom, together with an executed certification from Licensee attesting to the accuracy of the information contained therein, and (iii) shall make payment of the Royalties, no later than two (2) calendar days following provision of the Royalty Report and certification by way of wire transfer to the account designated on Exhibit B (or any other account designated by Licensor from time to time).

3.3.          Books of Account; Inspection. Licensee shall keep accurate books of account containing all particulars that may be necessary for the purpose of showing total Net Sales of the respective Licensed Products and the Royalties payable to Licensor hereunder. Licensee shall make said books and the supporting data available for inspection by Licensor and/or its certified accountant (Wirtschaftsprüfer) upon reasonable advance notice. Should inspection lead to the discovery of greater than five percent (5%) discrepancy in reporting or payment to Licensor’s detriment, Licensee shall pay the reasonable fees and expenses of the inspection. In any event, Licensee shall immediately pay to Licensor any and all amounts determined by any inspection to be owing to Licensor.

3.4.          Taxes. Where VAT is chargeable on any payment to Licensor, Licensee shall be additionally liable for such VAT and shall make the said payments plus VAT thereon. In addition, all payments to be made under this Agreement shall be made in cleared funds, without any deduction or set-off and free and clear of and without deduction for or on account of any taxes, levies, imports, duties, charges, fees and withholdings of any nature now or hereafter imposed by any governmental, fiscal or other authority save as required by law (“Tax Deduction”). If a Party to this Agreement is compelled to make any such deduction, it will pay to the entitled Party such additional amounts as are necessary to ensure receipt by the entitled Party of the full amount which that Party would have received but for the deduction. If Licensee is required to make a Tax Deduction, Licensee shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law. The Parties shall co-operate in good faith to obtain the exemption certificate (Freistellungsbescheinigung) or similar documents required by the tax authorities to allow the other Party to reduce any withholding taxes arising in connection with the royalty payments. If no such exemption certificate can be obtained prior to the payment of the royalty payments, Licensee shall make payment of such amount and Licensor hereby assigns any rights for a withholding tax refund towards the German Federal Tax Office (Bundeszentralamt für Steuern) to Licensee.

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3.5.          Overdue Payments. Licensee and/or its Affiliates shall pay to Licensor interest on any payments due under this Agreement that are at any time unpaid by Licensee and/or its Affiliates, at a rate equal to the higher of (i) two percent (2%) above the prime rate prevailing at the Chase Manhattan Bank of New York or (ii) ten percent (10%), compounded annually, in effect in the United States from the date when such payment is due and payable as provided herein to the date of payment.  The payment of such interest shall not replace any of Licensee’s other rights under this Agreement resulting from Licensee's and/or its Affiliates’ default by failure to pay any amounts due hereunder. If such interest rate exceeds the maximum legal rate in the jurisdiction where a claim therefore is being asserted, the interest rate shall be reduced to such maximum legal rate.

Section 4: TERM and termination

4.1           Term. The term of this Agreement shall commence upon the Effective Date and shall continue until the expiration of the last-to-expire Licensed Patents.

4.2.          Termination. If Licensee materially breaches this Agreement and does not cure such breach, to the extent capable of being cured, within twenty-one (21) days after receipt of written notice (the “Breach Notice”) from Licensor, then this Agreement may be terminated upon written notice to that effect (the “Termination Notice”) from Licensor at any time after the expiration of twenty-one (21) days following receipt by Licensee of the Breach Notice.

4.3.          Survival. In the event of termination pursuant to Section 4.2, the license and release granted to Licensee and its Affiliates hereunder shall terminate as of the date that such termination takes effect and Licensor shall retain its rights and remedies for such breach. The provisions of Sections 1, 2 (only as applicable to Licensor and its Affiliates), 4, 5, 6, 7, 8, and 9 will survive any termination of this Agreement.

4.4.          Agreement Obligations Not Released.  Notwithstanding anything to the contrary herein, the Parties reserve all rights and remedies, including damages and equitable relief (other than rescission, termination or reformation of this Agreement to the extent not expressly provided for herein) for breach of this Agreement by the other Party and nothing herein releases either Party from its respective obligations under this Agreement or prevents either Party from enforcing the terms and conditions of this Agreement against the other Party.

SECTION 5: ASSIGNMENT

5.1           No Assignment by Licensee. Neither Licensee nor any Affiliate of Licensee may assign or transfer its rights under this Agreement, in whole or in part without the prior written consent of Licensor, which will not be unreasonably withheld.

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5.2.          Permitted Assignment by Licensor. Licensor shall be permitted to sell, assign or otherwise transfer its rights under this Agreement without Licensee’s consent to (i) an Affiliate; or (ii) a Third Party; provided that the license and release of Licensor contained herein shall run with the rights being sold, assigned or transferred and shall be binding on any successors-in-interest, transferees, or assigns thereof. Licensor and its Affiliates may sell, assign or otherwise transfer any Licensed Patent provided that such sale, assignment, or transfer is subject to all of the terms and conditions of this Agreement.

5.3.          Unpermitted Assignment Void. Any attempted transfer, license, assignment, or grant in contravention of this Section shall be null and void. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties and their permitted successors and assigns.

SEction 6: representations and warranties

6.1.          Licensor Representations: Licensor represents and warrants with respect to the Licensed Patents, as of the Effective Date that: (i) Licensor owns the Licensed Patents, and has the right to grant the license and release with respect to the Licensed Patents of the full scope set forth herein; (ii) it has not assigned or otherwise transferred to any other Person any rights to the Licensed Patents that would prevent Licensor from conveying the full scope of rights set forth herein; and (iii) the Person executing this Agreement on behalf of Licensor has the full right and authority to enter into this Agreement on Licensor’s behalf.

6.2.          Licensee Representations: Licensee represents and warrants, on behalf of itself and its Affiliates, as of the Effective Date that: (i) it has the right to grant the covenants of the full scope set forth herein; (ii) Licensee has the full right to enter into this Agreement; (iii) no Licensed Products have been sold by or on behalf of Licensee or its Affiliates before the Effective Date; and (iv) it will use its best commercial efforts to maximize sales of Licensed Products.

6.3.          Exclusive Negotiations with Licensor. Licensee further represents and warrants, on behalf of itself and its Affiliates, as of the Effective Date that it understands that it has exclusively negotiated and is contracting with Licensor, and acknowledges it is not contracting (directly or indirectly, by any legal theory or otherwise) with any other Person or any Third Party and no Person other than Licensor and Licensee are parties to this Agreement (directly or indirectly, by implication or under any legal theory or otherwise).

6.4.          No Warranties. Nothing contained in this Agreement shall be construed as: (i) a representation or warranty that the Licensed Patents are valid or enforceable; (ii) an agreement by either Party to bring or prosecute actions or suits against Third Parties for infringement, or conferring any right to the other Party to bring or prosecute actions or suits against Third Parties for infringement; (iii) conferring any right to the other Party to use in advertising, publicity, or otherwise, any trademark, trade name or names of either Party, or any contraction, abbreviation or simulation thereof without the prior written consent of the other Party; or (iv conferring by implication, estoppel or otherwise, upon either Party, any right (including a license) under other Patents except for the rights expressly granted hereunder.

SECTION 7: CONFIDENTIALITY

7.1.          From and after the Effective Date, neither Party shall disclose the terms of this Agreement except: (i) with the prior written consent of the other Party; (ii) to any court or other governmental body having jurisdiction and specifically requiring such disclosure; (iii) in response to a valid subpoena or as otherwise may be required by law; (iv) for the purposes of disclosure in connection with the Securities and Exchange Act of 1934, as amended, the Securities Act of 1933, as amended, and any other reports filed with the Securities and Exchange Commission, or any other filings, reports or disclosures that may be required under applicable laws or regulations; (v) to a Party’s accountants, legal counsel, tax advisors and other financial, legal and other professional advisors, subject to obligations of confidentiality and/or privilege at least as stringent as those contained herein; (vi) as required during the course of litigation and subject to protective order; provided however, that any production under a protective order would be protected under an “Outside Attorneys Eyes Only” or higher confidentiality designation; (vii) with obligations of confidentiality at least as stringent as those contained herein, to a counterparty in connection with a merger, acquisition, sale of patents, financing or similar transaction; or (viii) for the Licensor, with obligations of confidentiality at least as stringent as those contained herein, to potential licensees of the Licensed Patents.

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SECTION 8: NOTICES

8.1.          All notices required or permitted to be given hereunder shall be in writing and shall be delivered by hand, or if dispatched by prepaid air courier with package tracing capabilities or by registered or certified airmail, postage prepaid, addressed as follows:

If to Licensor:

Magnus IP GmbH

c/o Managing Director

Barer Strasse 9

D-80333 München

Email: notice@marathonpg.com

Copy to:

Jennifer Watkins, Esq.

Email: Jennifer@marathonpg.com,

If to Licensee:

William Rosellini

77 Arrecife, Dorado, PR 00646

will@nexeonmed.com

Such notices shall be deemed to have been served when received by addressee. Either Party may give written notice of a change of address and, after notice of such change has been received, any notice or request shall thereafter be given to such Party as above provided at such changed address.

SECTION 9: OTHER PROVISIONS

9.1.          Limitations on Publicity. Neither Party shall issue a press release or make any other public statement, regarding the commercial terms of this Agreement without the prior written consent of the other Party, not to be unreasonably withheld.

9.2.          Governing Law; Forum. This Agreement, its performance and interpretation shall be governed by the substantive law of the State of Delaware, exclusive of its choice of law rules. Any dispute shall be resolved in an arbitration proceeding by one (1) arbitrator selected pursuant to the rules of the International Chamber of Commerce, to be conducted by the International Chamber of Commerce Court of Arbitration in accordance with the rules of such body as they then exist exclusively at the International Chamber of Commerce location in Paris, France.

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9.3.          No Agency. Nothing in this Agreement is intended or shall be deemed to constitute a partnership, agency, employer-employee, or joint venture relationship between the Parties. Neither Party shall incur any debts or make any commitments for the other. There is no fiduciary duty or special relationship of any kind between the Parties to this Agreement. Each Party expressly disclaims any reliance on any act, word, or deed of the other Party in entering into this Agreement.

9.4.          No Further License; No Third Party Rights. Nothing contained in this Agreement shall be construed as conferring any right to a license or to otherwise use any Patent, trademark, service name, service mark, trade dress, trade secret or other intellectual property belonging to Licensor, except as expressly provided in this Agreement. Nothing in this Agreement is intended to confer upon any Person, other than the Parties and their respective Affiliates, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

9.5.          Sophisticated Parties Represented by Counsel. The Parties each acknowledge, accept, warrant and represent that (i) they are sophisticated parties represented at all relevant times during the negotiation and execution of this Agreement by counsel of their choice, and that they have executed this Agreement with the consent and on the advice of such independent legal counsel; and (ii) they and their counsel have determined through independent investigation and robust, arm’s-length negotiation that the terms of this Agreement shall exclusively embody and govern the subject matter of this Agreement.

9.6.          Bankruptcy. With respect to the Licensed Patents that are US Patents, each Party irrevocably waives all arguments and defenses arising under 11 U.S.C. 365(c)(1) or successor provisions to the effect that applicable law excuses the Party, other than the debtor, from accepting performance from or rendering performance to a Person other than the debtor or debtor in possession as a basis for opposing assumption of the Agreements by the other Party in a case under Chapter 11 of the Bankruptcy Code to the extent that such consent is required under 11 U.S.C. § 365(c)(1) or any successor statute. Any change of control resulting from any such bankruptcy proceeding shall remain subject to Section 5 above.

9.7.          Severability. If any provision of this Agreement is held to be illegal or unenforceable, such provision shall be limited or eliminated to the minimum extent necessary so that the remainder of this Agreement will continue in full force and effect and be enforceable. The Parties agree to negotiate in good faith an enforceable substitute provision for any invalid or unenforceable provision that most nearly achieves the intent of such provision.

9.8.          Entire Agreement. The Parties acknowledge, accept, warrant and represent that (i) this is an enforceable agreement; (ii) this Agreement embodies the entire and only understanding of each of them with respect to the subject matter of the Agreement, and merges, supersedes and cancels all previous representations, warranties, assurances, communications, conditions, definitions, understandings or any other statement, express, implied, or arising by operation of law, whether oral or written, whether by omission or commission between and among them with respect to the subject matter of the Agreement; (iii) no oral explanation or oral information by either Party hereto shall alter the meaning or interpretation of this Agreement; (iv) the terms and conditions of this Agreement may be altered, modified, changed or amended only by a written agreement executed by duly authorized representatives of Licensor and Licensee; (v) the language of this Agreement has been approved by counsel for each of them, and shall be construed as a whole according to its fair meaning; and (vi) none of the them (nor their respective counsel) shall be deemed to be the draftsman of this Agreement in any action which may hereafter arise with respect to the Agreement.

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9.9.          Modification; Waiver. No modification or amendment to this Agreement, nor any waiver of any rights, will be effective unless assented to in writing by the Party to be charged, and the waiver of any breach or default will not constitute a waiver of any other right hereunder or any subsequent breach or default.

9.10.       Construction; Language. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party will not be applied in the construction or interpretation of this Agreement. As used in this Agreement, the words “include” and “including” and variations thereof, will not be deemed to be terms of limitation, but rather will be deemed to be followed by the words “without limitation.” The headings in this Agreement will not be referred to in connection with the construction or interpretation of this Agreement. This Agreement is in the English language only, which language shall be controlling in all respects, and all notices under this Agreement shall be in the English language.

9.11.       Counterparts. This Agreement may be executed in counterparts or duplicate originals, both of which shall be regarded as one and the same instrument, and which shall be the official and governing version in the interpretation of this Agreement. This Agreement may be executed by facsimile signatures or other electronic means and such signatures shall be deemed to bind each Party as if they were original signatures.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be signed below by their respective duly authorized officers.

Magnus IP GmbH

By:
Name: Title:

Will Rosellini

By:	/s/ Will Rosellini
Name: Will Rosellini Title:

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EXHIBIT A

LICENSED PATENTS

Attached.

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MAGNUS IP GmbH

Asset List

Country	Patent #	Issued Date	Apln. #	Apln. Date	Pub. #
AUSTRIA	AT521160	08/17/11	5109169.2	10/04/05	EP1646185
AUSTRIA	AT530961	10/26/11	3735054.3	01/28/03	EP1470457
AUSTRIA	AT615998	06/05/13	5108954.8	09/28/05	EP1643324
AUSTRIA	AT334459	07/26/06	4100499.5	02/10/04	EP1494191
BELGIUM	BE1494191	07/26/06	4100499.5	02/10/04	EP1494191
BRASIL	PI0710612		BR0710612	03/30/07	
BRASIL			PI0821881-1	12/16/08	
CANADA	2647652	11/20/12	2647652.0	03/30/07	2647652
CANADA	2662014	07/08/14	2662014.0	08/29/07	2662014
CANADA	2711225	01/21/14	2711225.0	12/16/08	2711225
CANADA	2836941	05/17/16	2836941.0	08/29/07	2836941
CHINA			200780032280.2	08/29/07	CN101512976
CHINA	CN101422019	09/10/14	200780012887.4	03/30/07	101422019
CHINA	CN101971568	10/30/13	200880123790.5	12/16/08	101971568
CHINA			201410392441.0	03/30/07	CN104243248
EPO	EP1470456	12/30/09	3707570.2	01/28/03	EP1470456
EPO	EP1470457	10/26/11	3735054.3	01/28/03	EP1470457
EPO	EP1494191	07/26/06	4100499.5	02/10/04	EP1494191
EPO	EP1626532	03/19/14	5012617.6	06/13/05	EP1626532
EPO	EP1643324	06/05/13	5108954.8	09/28/05	EP1643324
EPO	EP1646185	08/17/11	5109169.2	10/04/05	EP1646185
EPO	EP2225854	02/12/14	8869509.3	12/16/08	EP2225854
EPO			7101252.0	10/04/05	EP1783959
EPO			7774303.7	03/30/07	EP2005713
EPO			13172203.5	06/13/05	EP2642696A3
EPO			13172204.3	06/13/05	EP2642697A3
FINLAND	FI1470456	12/30/09	3707570.2	01/28/03	EP1470456
FRANCE	FR1470456	12/30/09	3707570.2	01/28/03	EP1470456
FRANCE	FR1470457	10/26/11	3735054.3	01/28/03	EP1470457
FRANCE	FR1626532	03/19/14	5012617.6	06/13/05	EP1626532
FRANCE	FR1643324	06/05/13	5108954.8	09/28/05	EP1643324
FRANCE	FR1646185	08/17/11	5109169.2	10/04/05	EP1646185
FRANCE	FR2225854	02/12/14	8869509.3	12/16/08	EP2225854
FRANCE	FR1494191	07/26/06	4100499.5	02/10/04	EP1494191
GERMANY			10317962.3	04/17/03	
GERMANY	DE602005029532.1	08/17/11	5109169.2	10/04/05	EP1646185
GERMANY	DE602005039869.4	06/05/13	5108954.8	09/28/05	EP1643324
GERMANY	DE602005042990.5	03/19/14	5012617.6	06/13/05	EP1626532
GERMANY	DE602008030307.1	02/12/14	8869509.3	12/16/08	EP2225854
GERMANY	DE60330750.7	12/30/09	3707570.2	01/28/03	EP1470456
GERMANY	DE60338908.2	10/26/11	3735054.3	01/28/03	EP1470457
GERMANY	DE502004001017.2	07/26/06	4100499.5	02/10/04	EP1494191
GERMANY			112007001804.0	08/29/07	
GREECE	GR1494191	07/26/06	4100499.5	02/10/04	EP1494191
IRELAND	IE1494191	07/26/06	4100499.5	02/10/04	EP1494191

2

IRELAND	1470456	12/30/09	3707570.2	01/28/03	1470456
ITALY	IT1470457	10/26/11	3735054.3	01/28/03	EP1470457
ITALY	IT1626532	03/19/14	5012617.6	06/13/05	EP1626532
ITALY	IT1643324	06/05/13	5108954.8	09/28/05	EP1643324
ITALY	IT1646185	08/17/11	5109169.2	10/04/05	EP1646185
ITALY	IT2225854	02/12/14	8869509.3	12/16/08	EP2225854
ITALY	IT1494191	07/26/06	4100499.5	02/10/04	EP1494191
MEXICO	MX313282	09/12/13	MX/a/2010/007211	12/16/08	
MEXICO	MX322526	08/01/14	MX/a/2013/010239	12/16/08	
NETHERLANDS	NL1470456	12/30/09	3707570.2	01/28/03	EP1470456
NETHERLANDS	NL1470457	10/26/11	3735054.3	01/28/03	EP1470457
NETHERLANDS	NL1626532	03/19/14	5012617.6	06/13/05	EP1626532
NETHERLANDS	NL1643324	06/05/13	5108954.8	09/28/05	EP1643324
NETHERLANDS	NL1646185	08/17/11	5109169.2	10/04/05	EP1646185
NETHERLANDS	NL1494191	07/26/06	4100499.5	02/10/04	EP1494191
SOUTH KOREA	100989017	10/20/10	1020087024880.0	03/30/07	1.02008E+12
SOUTH KOREA	101272384	06/07/13	1020107014107.0	06/25/10	1.0201E+12
SOUTH KOREA	KR101202914B1	11/20/12	1020107014718.0	12/16/08	1.0201E+12
SPAIN	ES2270271	07/26/06	4100499.5	02/10/04	EP1494191
SWEDEN	SE1470456	12/30/09	3707570.2	01/28/03	EP1470456
SWEDEN	SE1470457	10/26/11	3735054.3	01/28/03	EP1470457
SWEDEN	SE1626532	03/19/14	5012617.6	06/13/05	EP1626532
SWEDEN	SE1643324	06/05/13	5108954.8	09/28/05	EP1643324
SWEDEN	SE1646185	08/17/11	5109169.2	10/04/05	EP1646185
SWEDEN	SE2225854	02/12/14	8869509.3	12/16/08	EP2225854
SWEDEN	SE1494191	07/26/06	4100499.5	02/10/04	EP1494191
SWITZERLAND	CH1470456	12/30/09	3707570.2	01/28/03	EP1470456
SWITZERLAND	CH1470457	10/26/11	3735054.3	01/28/03	EP1470457
SWITZERLAND	CH1626532	03/19/14	5012617.6	06/13/05	EP1626532
SWITZERLAND	CH1643324	06/05/13	5108954.8	09/28/05	EP1643324
SWITZERLAND	CH1646185	08/17/11	5109169.2	10/04/05	EP1646185
SWITZERLAND	CH2225854	02/12/14	8869509.3	12/16/08	EP2225854
SWITZERLAND	CH1494191	07/26/06	4100499.5	02/10/04	EP1494191
UNITED KINGDOM	GB1470456	12/30/09	3707570.2	01/28/03	EP1470456
UNITED KINGDOM	GB1470457	10/26/11	3735054.3	01/28/03	EP1470457
UNITED KINGDOM	GB1626532	03/19/14	5012617.6	06/13/05	EP1626532
UNITED KINGDOM	GB1643324	06/05/13	5108954.8	09/28/05	EP1643324
UNITED KINGDOM	GB1646185	08/17/11	5109169.2	10/04/05	EP1646185
UNITED KINGDOM	GB2225854	02/12/14	8869509.3	12/16/08	EP2225854
UNITED KINGDOM	GB1494191	07/26/06	4100499.5	02/10/04	EP1494191
US			60/352,452		
US	8131399		10/353,142		
US	8538589		13/366,095		
US			10/353,110		
US			10/672,527		
US	7860495		10/915,034		
US			12/629,548		
US	8200273		12/953,244		
US	7139239		10/958,770		
US	7437596		11/538,654

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EXHIBIT B

ROYALTY REPORT

Will Rosellini, a Puerto Rican resident, residing at 77 Arrecife, Dorado, PR 00646, represents and warrants to Magnus IP GmbH that the following is a true, accurate and complete accounting of units of the Licensed Products Sold during the fiscal year identified below. (Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in that certain License Agreement, between Magnus IP GmbH and Will Rosellini, dated September 29, 2016).

Fiscal Year: __________ - ___________.

Type of Licensed Product	Number of Licensed Product Sold	Net Sales per Unit	Net Sales Amount	Royalty Percentage (%)	Royalty Payment Due

Total:

1

I HEREBY CERTIFY THAT THE ABOVE REPORT IS TRUE, ACCURATE AND COMPLETE.

Will Rosellini

Signed:      _________________________________________

Date:          ________________

Send report to:

Magnus IP GmbH

c/o Managing Director

Barer Strasse 9

D-80333 München

Email: notice@marathonpg.com

Wire Transfer Information for any Royalty Payments due:

HypoVereinsbank/UniCredit Bank AG

BIC: HYVEDEMMXXX

IBAN: DE66 7002 0270 0015 3772 36

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